EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of iPayment Holdings, Inc. and iPayment, Inc. (collectively, “the Companies”) on Form 10-K for the period ended December 31, 2012, as filed with the Securities and Exchange Commission on or about the date hereof (the “ Report”), I, Carl A. Grimstad, Chief Executive Officer of the Companies do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2013

By:	/s/ Carl A. Grimstad	By:	/s/ Carl A. Grimstad
	Carl A. Grimstad		Carl A. Grimstad
	Chief Executive Officer, President and Director of iPayment Holdings, Inc. (Principal Executive Officer)		Chairman, Chief Executive Officer and President of iPayment, Inc. (Principal Executive Officer)